EXHIBIT 5.1

            OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
              RELATING TO THE LEGALITY OF THE TRANSITION BONDS


                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             ONE NEWARK CENTER
                         NEWARK, NEW JERSEY 07102
                              (973) 639-6800


                                                           January 31, 2001



PSE&G Transition Funding LLC
80 Park Plaza, T-4D
Newark, New Jersey 07102

               Re:    PSE&G Transition Funding LLC

Ladies and Gentlemen:

        We have acted as special New Jersey counsel to PSE&G Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-83635), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective by the SEC on January 24, 2001, relating to transition bonds (the "Transition Bonds") of the Company issued under the Indenture dated as of January 31, 2001 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus.

        We are familiar with the proceedings taken with respect to the authorization, issuance and sale of the Transition Bonds. In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Company, have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, other than the Company, of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Public Service Electric and Gas Company and others.

        Members of our firm are admitted to practice in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States.

        Based on and subject to the foregoing, we are of the opinion that the Transition Bonds constitute valid and binding obligations of the Company, are fully paid and non-assessable and are enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Various Legal Matters Relating to the Transition Bonds" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.


                               Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP